                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      -------------------------------------
                                    FORM 8-K
                      -------------------------------------
                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


            August 24, 2000                           0-29768
    --------------------------------     --------------------------------
             Date of Report                    Commission File Number
   (Date of earliest event reported)



                                24/7 MEDIA, INC.
-------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


               DELAWARE                               13-3995672
-------------------------------------------------------------------------------
     (State or Other Jurisdiction                   (IRS Employer
             of Formation)                      Identification Number)

                     1250 BROADWAY, NEW YORK, NEW YORK 10001
-------------------------------------------------------------------------------
          (Address of Principal Executive Offices, Including Zip Code)


                                 (212) 231-7100
-------------------------------------------------------------------------------
               Registrant's Telephone Number, Including Area Code

                                       N/A
-------------------------------------------------------------------------------
          (Former Name of Former Address, if Changed Since Last Report)

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS.

            On August 24, 2000, 24/7 Media, Inc. ("24/7 Media" or "we") announced the acquisition of Website Results, Inc. ("WSR"), a privately-held Delaware corporation. WSR engages in the business of optimizing search engine results. In the transaction, WSR merged with a wholly-owned acquisition subsidiary of 24/7 Media. The stockholders of WSR received 4,260,000 shares of the common stock of 24/7 Media at the closing of the transaction. The WSR stockholders may receive up to an additional 2,840,000 shares of 24/7 Media common stock during the approximately 17 months after the closing if certain earnings targets are satisfied. 24/7 Media also assumed all of the outstanding stock options to acquire common stock of WSR and converted these options into options to acquire our common stock under our 1998 Stock Incentive Plan at an exchange rate of 0.71 shares of our common stock for each outstanding option to acquire WSR common stock at an exercise price of $12.68 per share. In the transaction, 24/7 Media acquired net assets of approximately $5 million and incurred transaction costs of approximately $1.6 million. The merger will be treated as a purchase for accounting purposes.

            The consideration payable by 24/7 Media was determined as a result of negotiation by and between 24/7 Media and WSR. The net assets of WSR acquired by 24/7 Media as a result of the merger transaction consisted of equipment and other operating assets and certain intangibles. These assets are used in connection with the business of optimizing search engine results. 24/7 Media intends to operate the business and use the assets as previously operated and used by WSR; provided that changing business conditions or strategic plans may lead to changes in WSR's operations in the future.

            The Agreement and Plan of Merger dated August 24, 2000 by and among 24/7 Media, WSR Acquisition Sub, Inc., WSR and the stockholders of WSR is filed herewith as Exhibit 2.1 and is incorporated herein by reference.

            The press release, dated August 24, 2000, is filed herewith as
Exhibit 99.1 and is incorporated herein by reference.




ITEM 7.     FINANCIAL STATEMENTS AND EXHIBITS

            (a)   EXHIBITS.

                  2.1 Agreement and Plan of Merger, dated August 24, 2000, between 24/7 Media, Inc. WSR Acquisition Sub, Inc., Website Results, Inc. and the stockholders of WSR.

                  99.1 Press Release dated August 24, 2000 regarding Website Results, Inc.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                          24/7 MEDIA, INC.



                                          By:    /s/ Mark E. Moran
                                             ---------------------------
                                          Name:  Mark E. Moran
                                          Title: Senior Vice President and
                                                 General Counsel
Date: August 24, 2000

                                  EXHIBIT INDEX


EXHIBIT NUMBER          DESCRIPTION


2.1 Agreement and Plan of Merger, dated August 24, 2000, between 24/7 Media, Inc., WSR Acquisition Sub, Inc., Website Results, Inc. and the stockholders of WSR.


99.1                    Press Release dated August 24, 2000 regarding Website
                        Results, Inc.